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PROXY                      KING WORLD PRODUCTIONS, INC.
                             12400 WILSHIRE BOULEVARD
                                   SUITE 1200
                           LOS ANGELES, CALIFORNIA 90025
  SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 15, 1999
                             (THE "SPECIAL MEETING")

The undersigned hereby appoints Roger King, Michael King and Jonathan Birkhahn, or any of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of common stock, par value $.01 per share, of King World Productions, Inc. (the "Corporation") held of record by the undersigned at the close of business on July 28, 1999 at the Special Meeting, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

This signed Proxy Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, the Proxy Statement/Prospectus mailed to you on August 9, 1999 and the proxy supplement relating to the Special Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN
                        THE ENCLOSED ENVELOPE.

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/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE FOLLOWING PROPOSAL.

                                                       For   Against   Abstain
To approve and adopt the Agreement and Plan of        /  /    /  /       /  /
Merger, dated as of March 31, 1999, as amended, among CBS Corporation, K Acquisition Corp.
and the Corporation.

________________________________________________




Signature(s)________________________________________________
Note: Please sign exactly as name appears above. When shares are held in name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


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                         KING WORLD PRODUCTIONS, INC.

Dear Stockholder:

King World Productions, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

            1. To vote over the Internet:
               - Log on the Internet and go to the website
                 www.vote-by-net.com

            2. To vote over the telephone:
               - On a touch-tone telephone call
                 1-800-OK2-VOTE
               - Outside of the U.S. and Canada call
                 (201) 324-0377

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares over the Internet or telephonically, there is no need for you to mail back your proxy card.

You can also submit a copy of your proxy card by faxing a copy of both sides of your proxy card to either (732) 417-2916 or (732) 417-2917.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING